Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-163715) pertaining to 2007 Share Incentive Plan and 2008 Share Incentive Plan of China Nuokang Bio-Pharmaceutical Inc. of our report dated June 3, 2011, with respect to the consolidated financial statements of China Nuokang Bio-Pharmaceutical Inc. included in this Annual Report (Form
20-F) for the year ended December 31, 2010.

/s/ Ernst & Young Hua Ming

Shanghai, The People’s Republic of China

June 3, 2011